UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 8, 2014

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
130 Holger Way
San Jose, CA 95134
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Brocade Communications Systems, Inc. (the “Company” or “Brocade”) held its annual meeting of stockholders (the “Annual Meeting”) on April 8, 2014 in San Jose, California. Of the 434,171,468 shares outstanding as of the record date, 395,528,650 shares (approximately 91.10%) were present or represented by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders: (i) approved the election of Judy Bruner, Lloyd A. Carney, Renato A. DiPentima, Alan L. Earhart, John W. Gerdelman, Dave House, L. William Krause, David E. Roberson and Sanjay Vaswani as directors; (ii) approved a nonbinding advisory resolution regarding executive compensation; (iii) approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending November 1, 2014; and (iv) approved a stockholder proposal regarding stockholder ability to call special meetings.

The results of the voting on the matters submitted to the stockholders are as follows:
1. To elect nine directors to serve until the 2015 Annual Meeting or until their successors are duly elected and qualified.

Name	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Judy Bruner	320,188,832	352,129	1,755,086	73,232,603
Lloyd A. Carney	312,194,768	8,352,724	1,748,555	73,232,603
Renato DiPentima	320,036,866	496,899	1,762,282	73,232,603
Alan L. Earhart	320,168,772	366,664	1,760,611	73,232,603
John W. Gerdelman	320,197,200	337,941	1,760,906	73,232,603
Dave House	319,978,271	557,132	1,760,644	73,232,603
L. William Krause	314,081,292	6,454,522	1,760,233	73,232,603
David E. Roberson	319,772,888	758,852	1,764,307	73,232,603
Sanjay Vaswani	320,012,698	516,328	1,767,021	73,232,603

2. To vote on a nonbinding advisory resolution to approve executive compensation.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
315,598,934	4,764,432	1,932,681	73,232,603

3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending November 1, 2014.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
391,576,149	1,622,570	2,329,931	--

4. To vote on a stockholder proposal regarding stockholder ability to call special meetings.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
193,480,908	126,871,007	1,944,132	73,232,603

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: April 9, 2014	By:	/s/ Tyler Wall
Tyler Wall
Vice President, General Counsel and Corporate Secretary